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                                                                    EXHIBIT 23.2

                            DEGOLYER AND MACNAUGHTON
                       4925 GREENVILLE AVENUE, SUITE 400
                               ONE ENERGY SQUARE
                              DALLAS, TEXAS 75206


                               September 7, 2001


Matador Petroleum Corporation
8340 Meadow Road, Suite 150
Dallas, Texas 75231

Gentlemen:


    We hereby consent to the incorporation into Matador Petroleum Corporation's Pre-Effective Amendment No. 1 to the Registration Statement on Form S-1 (the Registration Statement) to be filed on or about September 7, 2001 of our letter report dated July 6, 2001 concerning the estimates of reserves and revenue, as of April 30, 2001, on certain properties owned by Matador Petroleum Corporation and Subsidiaries. We also consent to the inclusion of reserves and revenue estimates prepared by us that were extracted from our "Appraisal Report as of December 31, 1996, on Certain Properties owned by Matador Petroleum Corporation--SEC Case," "Appraisal Report as of December 31, 1997, on Certain Properties owned by Matador Petroleum Corporation--SEC Case," "Appraisal Report as of December 31, 1998, on Certain Properties owned by Matador Petroleum Corporation--SEC Case," "Appraisal Report as of December 31, 1999, on Certain Properties owned by Matador Petroleum Corporation and Subsidiaries--SEC Case," "Appraisal Report as of December 31, 2000, on Certain Properties owned by Matador Petroleum Corporation and Subsidiaries--SEC Case," and "Letter Report as of April 30, 2001 on Certain Properties owned by Matador Petroleum Corporation and Subsidiaries" in the Registration Statement under the headings "Summary Operating and Reserve Data" and "Oil and Natural Gas Reserves."


We further consent to the references to our firm as independent petroleum engineering consultants under the heading "Experts" in the Prospectus included in the Registration Statement.

                                          Very truly yours,

                                          /s/ DeGolyer and MacNaughton
                                          DeGOLYER and MacNAUGHTON